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                                                            Exhibit 10



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 8 to the Registration Statement on Form N-4 of our report dated February 3, 1997, except as to Notes 1 and 2, which are as of February 19, 1997, relating to the financial statements of First Allmerica Financial Life Insurance Company and our report dated March 26, 1997, relating to the financial statements of Separate
Account VA-K ExecAnnuity Plus of First Allmerica Financial Life Insurance Company, both of which appear in such Statement of Additional Information.
We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Boston, Massachusetts
April 21, 1997